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                                                                    EXHIBIT 10.7

                               KAYDON CORPORATION
                      DIRECTOR DEFERRED COMPENSATION PLAN

         1. ESTABLISHMENT OF THE PLAN. Kaydon Corporation ("Corporation") has adopted this Director Deferred Compensation Plan for Directors ("Plan") effective January 1,2001, to provide certain members of the Board of Directors of the Corporation ("Board") with the opportunity to defer all or a portion of their fees for services as a member of the Board or as a member of any committee of the Board ("Deferred Fees").

         2. PARTICIPATION. Any member of the Board who is not an employee of the Corporation or any of its affiliates ("Member") may participate in the Plan.

         3. PLAN YEAR. The Plan Year shall be the 12 consecutive month period beginning on each January 1 and ending on each December 31 ("Plan Year").

         4. ELECTION TO PARTICIPATE. A Member wishing to participate in the Plan must file a complete Notice of Election (Attachment A) with the Corporation during the month prior to the start of the Plan Year. A Notice of Election shall be effective only with respect to fees earned during the following Plan Year. However, any individual who becomes a Member after January 1,200l may elect to defer fees for the current Plan Year by filing a Notice of Election before rendering any services and within 30 days after appointment to the Board. A Notice of Election may not be modified or terminated after it is filed. A Member must defer at least 25% of his or her total annual fees for Board membership and at least 25% of his or her total annual fees for committee membership.

         5. MEMBER ACCOUNTS. Deferred Fees shall be credited to a deferred compensation account maintained by the Corporation for each Member ("Account"). Accounts shall remain the general assets of the Corporation, and nothing in this Plan shall be deemed to create a trust or fund of any kind or any fiduciary relationship. A Member shall designate on the Notice of Election whether to have the Account valued on the basis of Kaydon Corporation common stock in accordance with Section 6 or to receive interest in accordance with Section 7. The Corporation may, if necessary or desirable, establish separate Accounts for a Member to properly account for amounts deferred under the different alternatives and years; and all such Accounts are collectively referred to herein as the Account. The Account based on Kaydon Corporation common stock shall be known as the "Common Stock Account" and the interest bearing account shall be known as the "Interest Bearing Account". A Member may defer a portion of his or her Deferred Fees into each type of account during the same Plan Year.

         6. COMMON STOCK ACCOUNT. If a Member elects to have all or a portion of his or her Deferred Fees deferred into the Common Stock Account as of the last business, day of any quarter there shall be credited to such Account a hypothetical number of shares of Kaydon Corporation common stock (whole and fractional, rounded to the nearest l/100th of a share) as are equal to (a) the dollar amount of such Deferred Fees payable for such quarter, plus all dividends payable during such quarter on the number of


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hypothetical shares of common stock previously credited to the Account as of the
East day of such calendar quarter, divided by (b) the market value of the Kaydon Corporation common stock at the close of business on the last business day of such calendar quarter.

         7. INTEREST BEARING ACCOUNT. If a Member elects to have all or a portion of his or her Deferred Fees deferred in the Interest Bearing Account, there shall be added to such Account as of the last business day of each calendar quarter the dollar amount of such Deferred Fees payable for such calendar quarter plus all interest payable on (a) the amount in the Account at the beginning of such calendar quarter plus (b) the Deferred Fees payable for such quarter, at a rate determined by the product of (1) the rate paid for twelve-month certificates of deposit issued by a financial institution designated by the Corporation prior to the beginning of the Plan Year, and (2) a fraction, the numerator of which is the number of days in the calendar quarter and the denominator of which is 365.

          8. TIME AND METHOD OF PAYMENT. Except as stated below, a Member may elect, on the Notice of Election for a particular Plan Year, to receive payment of 100% of the balance then held in his or her Common Stock Account or Interest Bearing Account, or both, on the first day of the Plan Year to which the Notice of Election applies. If no such election is made, then Deferred Fees held in the Account shall be paid on the first day of the Plan Year following termination of Board membership by resignation, retirement or removal. In the event of a Member's termination of Board membership due to death or disability, payment of the amounts credited to a Member's entire Account, determined as of the quarterly valuation following the Member's death or disability, shall be made as soon as practicable.

         Notwithstanding the above, the Board of Directors of the Corporation shall have the right and power to pay all Accounts in a lump sum, in cash, within thirty (30) days after there shall have occurred a Change of Control in the Corporation that has not been approved or consented to by the Board of Directors of the Corporation prior to its having occurred. A "Change in Control" shall be deemed to have occurred whenever any person, partnership, firm, corporation, group or other entity (together with their associates or affiliates) becomes the beneficial owner of 15% or more of the issued and outstanding common stock of the Corporation.

         Amounts credited to and held in a Member's Interest Bearing Account under Section 7 shall be distributed in cash. Amounts credited to and held in a Member's Common Stock Account under Section 6 may, at the election of the Member, be distributed either in cash or in shares of Kaydon Corporation common stock, provided that no fractional shares of such common stock shall be issued, and any amounts held in such Account that represent a fractional share of common stock shall be paid in cash based on the market value of the Corporation's common stock at the close of business on the business day prior to the date of payment to the Member. If the Member elects to receive his or her Common Stock Account value in cash, the amount of the distribution shall be equal to the product of the number of hypothetical shares of common stock credited to the Account as of the end of the calendar quarter prior to the date of distribution multiplied by the fair market value of Kaydon Corporation common stock as



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of the day prior to the date of distribution; if the Member elects to receive his or her Account value in common stock, the Corporation shall cause its stock transfer agent and registrar to issue to the Member that number of shares of Kaydon Corporation common stock equal to the number of hypothetical shares of common stock credited to his or her Account at the time of distribution.

         9. HARDSHIP ADJUSTMENT AND WITHDRAWAL. Upon receipt of a Notice of Hardship (Attachment B) indicating that a Member has experienced a hardship, the Corporation, in its sole discretion, may authorize immediate cessation of deferrals and/or accelerated payment from the Account, to the extent necessary to alleviate the Member's hardship. The term "hardship" means (a) a severe and recent financial emergency caused by extraordinary and unforeseeable circumstances beyond the control of the Member, or (b) a total and permanent inability, physical or mental, to continue to serve on the Board.

         10. DESIGNATION OF BENEFICIARY. Each Member may tile a Beneficiary Designation (Attachment C) naming one or more beneficiaries to whom payment shall be made in the event of the Member's death. A beneficiary designation will be effective only if it is filed with the Corporation during the Member's lifetime, and the latest beneficiary designation on file shall supersede all other beneficiary designations. If a primary beneficiary or a contingent beneficiary survives the Member but dies before receiving all amounts due hereunder, the unpaid Account balance due to the beneficiary shall be paid in a lump sum to the deceased beneficiary's estate. If a primary beneficiary predeceases the Member, then the beneficiary's share shall be distributed to the remaining primary beneficiaries on a pro rata basis. If all the primary beneficiaries predecease the Member, the Member's Account shall be paid to the contingent beneficiary(ies). If a contingent beneficiary predeceases the Member, then the beneficiary's share shall be distributed to the remaining secondary beneficiaries on a pro rata basis. If a Member fails to designate a beneficiary, or if all designated beneficiaries shall predeceased the Member, the unpaid Account balance at the time of the Member's death shall be paid in one lump sum to the Member's estate.

         11. NONALIENATION OF BENEFITS. Neither a Member nor any designated beneficiary shall have any right to alienate, assign, or encumber any amount that is or may be payable hereunder, or any right or interest that may be deemed to exist hereunder.

         12. ADMINISTRATION. Full power and authority to construe, interpret, and administer the Plan shall be vested in the Corporation. Decisions of the Corporation shall be final, conclusive, and binding upon all parties.

         13. AMENDMENT AND TERMINATION. The Board may amend or terminate this Plan at any time. Any amendment or termination of this Plan shall not affect the rights of participants or beneficiaries to the amounts in each Account at the time of such amendment or termination.

         14. LAW GOVERNING. The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Michigan.



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                                          KAYDON CORPORATION

                                          By:  /s/ John F. Brocci
                                               -----------------------------
                                          Its: VP ADMINISTRATION & SECRETARY
                                               -----------------------------

Adopted: December 14th, 2000



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